Bylaws of
Winnebago Industries, Inc.
(A Minnesota Corporation)

Article I
Shareholders
Section 1.1.    Regular Annual Meeting. The regular annual meeting of the shareholders shall be held on such day each year as may be designated by the Corporation’s Board of Directors (the “Board”), to be annually set by the Board for the purpose of electing directors and for the transaction of such other business as may come before the meeting.
Section 1.2.    Special Meetings. Special meetings of the shareholders may be called for any purpose or purposes, at any time, by the Chief Executive Officer; by the Chief Financial Officer; by the Board or any two or more members thereof; or by one or more shareholders holding not less than 10% of the voting power of all shares of the Corporation entitled to vote, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board for that purpose, must be called by 25% or more of the voting power of all shares of the Corporation entitled to vote. Written notice of any such demand for a special meeting shall be given to the Chief Executive Officer or the Chief Financial Officer specifying the purpose or purposes of such meeting.
Section 1.3.    Meetings Held Upon Shareholder Demand. Within 30 days of receipt by the Chief Executive Officer or Chief Financial Officer of a demand from any shareholder or shareholders entitled to call a meeting of the shareholders, it shall be the duty of the Board to cause a special or regular meeting of shareholders, as the case may be, to be duly called and held on notice no later than 90 days after receipt of such shareholder’s or shareholders’ demand. If the Board fails to cause such a meeting to be called and held as required by this Section, the shareholder or shareholders making the demand may call the meeting by giving notice as provided in Section 1.5 at the expense of the Corporation.
Section 1.4.    Place of Meetings. Meetings of the shareholders shall be held at the principal executive office of the Corporation or at such other place or places as the Board may from time to time designate; provided, however, that any meeting called by or at the demand of a shareholder or shareholders will be held in the county where the Corporation’s principal executive office is located. The Board may determine that shareholders not physically present in person or by proxy at a shareholder meeting may, by means of remote communication, participate in a shareholder meeting held at a designated place. The Board also may determine that a meeting of shareholders shall not be held at a physical place, but instead solely by means of remote communication.
Section 1.5.    Notice of Meetings. Except as otherwise specified in Section 1.3 or required by law, written notice of the time and place of every meeting of shareholders, and in the case of a special meeting the purpose or purposes of the meeting, shall be given at least 10 days and not more than 60 days previous thereto, to each shareholder of record entitled to vote at the meeting. Notice may be given to a shareholder by means of electronic communication if the requirements of Minnesota Statutes, as amended from time to time, are met. Notice to a shareholder is also effectively given if the notice is addressed to the shareholder or a group of shareholders in a manner permitted by the rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that the Corporation has first received the written or implied consent required by those rules and regulations. The business transacted at a special meeting of shareholders is limited to the purpose or purposes stated in the notice of the meeting.

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Section 1.6.    Quorum and Adjournment. A quorum at any meeting of shareholders shall consist of shareholders representing, either in person or by proxy, a majority of the outstanding shares of the Corporation entitled to vote at such meeting, except as otherwise specially provided by law. The chair of the meeting may adjourn the meeting from time to time to another date, time and place. If a quorum is not present at any such meeting, the chair of the meeting may adjourn the meeting until a quorum is present. If any meeting of the shareholders is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment and the adjourned meeting is held not more than 120 days after the date fixed for the original meeting.
Section 1.7.    Notice of Shareholder Business and Nominations. (a)(1) Nominations of persons for election to the Board and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board or (iii) by any shareholder of the Corporation who (a) was a shareholder of record at the time of giving of notice provided for in this Bylaw, (b) is entitled to vote at the meeting and (c) who complies with the notice procedures set forth in this Bylaw as to such nomination or business; clause (iii) of this paragraph (a)(l) of this Bylaw shall be the exclusive means for a shareholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.
(2)    Without qualification, for nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided however, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. To be in proper form, such shareholder’s notice shall set forth (a) as to each person, if any, whom the shareholder proposes to nominate for election or re-election as a director, (i) all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in any proxy materials as a nominee and to serving as a director if elected), (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the shareholder making the nomination and any such beneficial owner, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such provision and the nominee were a director or executive officer of such

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registrant, and (iii) a completed and signed written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form used for other directors of the Corporation and provided by the Secretary upon written request); (b) as to any business other than the nomination of a director or directors that the shareholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made and (ii) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner; (ii)(A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder or such beneficial owner; (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or beneficial owner has a right to vote any shares of any security of the Corporation; (D) any short interest in any security of the Corporation (for purposes of this Bylaw, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, agreement, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security) held by such shareholder or beneficial owner; (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder or beneficial owner that are separated or separable from the underlying shares of the Corporation; (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (G) any performance-related fees (other than an asset-based fee) that such shareholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder's or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date); (iii) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (iv) a representation that such shareholder is a holder of record of shares of the Corporation entitled to vote for the election of directors, will continue to be a holder of record of shares entitled to vote for the election of directors through the date of the meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons or make the business proposal specified in the notice; and (v) as to any proposal other than the nomination of a director or directors, a representation whether the shareholder or any such beneficial owner intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s

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outstanding shares required to adopt the proposal or otherwise to solicit proxies from shareholders in support of the proposal. A shareholder who intends to solicit proxies in support of director nominees other than the Corporation’s director nominees and who has delivered a notice of nomination pursuant to this Bylaw shall promptly certify to the Corporation, and notify the Corporation in writing, that it has complied with or will comply with the requirements of Rule 14a-19 under the Exchange Act, and upon request of the Corporation, shall, not later than five business days prior to the date of the applicable meeting of shareholders, deliver to the Corporation reasonable evidence of such compliance.
(3)(a)    Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. If a special meeting of shareholders is called for the purpose of electing one or more directors to the Board, a shareholder’s notice of nominations must be delivered to the Secretary of the Corporation, or mailed and received at the principal executive officer of the Corporation, not less than 90 days before the meeting or, if later, within 10 days after the first public announcement of the date of the meeting, and in any case must set forth the information required under of paragraph (a)(2) of this Bylaw. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.
(b)(l)    Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Articles of Incorporation of the Corporation (such articles, as they may be amended and/or restated from time to time being referred to in these Bylaws as the “Articles of Incorporation”) or these Bylaws, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded. Unless otherwise required by law, if any shareholder (i) provides notice pursuant to Rule 14a-19 under the Exchange Act and (ii) subsequently (A) notifies the Corporation that such shareholder no longer intends to solicit proxies in support of director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19, (B) fails to comply with the requirements of Rule 14a-19, or (C) fails to provide reasonable evidence sufficient to satisfy the Corporation that such requirements have been met, then such shareholder’s nominations shall be deemed null and void and the Corporation shall disregard any proxies or votes solicited for any nominee proposed by such shareholder.
(2)    For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(3)    Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of

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Preferred Stock to elect directors if and to the extent provided for under law, the Articles of Incorporation or these Bylaws.
Section 1.8.    Conduct of Meetings. Each meeting of shareholders shall be presided over by the Chair of the Board, the Chief Executive Officer or such other officer of the corporation as the Board shall designate as chair of the meeting. The Board shall be entitled to make such rules and regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies and such other persons as the chair of the meeting shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants, regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot, and restricting the use of cell phones, audio or video recording devices and similar devices at the meeting. Unless and to the extent determined by the Board or the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.
Article II
Board of Directors
Section 2.1.    Number, Tenure and Qualifications. The number of directors constituting the Board shall be not more than fifteen (15) and not less than three (3), the precise number to be determined by resolution of the Board from time to time. The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with each class holding office for a term of three years, and with the respective members of each class to hold office until their respective successors are elected and qualified. The successors to the class of directors whose term then expires shall be elected to serve a three-year term and until their successors are duly elected and qualified. No decrease in the number of directors shall have the effect of shortening the terms of any incumbent director. Any increase or decrease in the number of directors shall be apportioned among the classes so as to make all classes as nearly equal in number as possible.
Section 2.2.    Regular Meetings. Regular meetings of the Board may be established by the Board. They may be held without notice at the principal executive office of the Corporation, or at such other place or places as the Board may from time to time designate.
Section 2.3.    Special Meetings. Special meetings of the Board may be called at any time by any member of the Board, the Chief Executive Officer, or the Secretary of the Corporation, to be held at the principal executive office of the Corporation or at such other place or places as the directors may from time to time designate. Notices of all special meetings of the Board shall be given to each director by twenty-four hours’ service of the same by letter, by telephone, by electronic communication or personally, provided that when notice is mailed, at least three days’ notice shall be given.
Section 2.4.    Quorum. A majority of the directors currently holding office shall be necessary at all meetings to constitute a quorum for the transaction of business, except as otherwise provided in these Bylaws, but a majority of the directors present (although less than a

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quorum) may adjourn any meeting, which may be held on a subsequent date without further notice, provided that a quorum be present at such deferred meeting. If a quorum is present when a meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the number otherwise required for a quorum.
Section 2.5.    Waiver of Notice; Previously Scheduled Meetings.
(a)    A director may waive notice of the date, time and place of a meeting of the Board. A waiver of notice by a director entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally, by authenticated electronic communication, or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.
(b)    If the day or date, time and place of a Board meeting have been provided in these Bylaws or announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.
Section 2.6.    Action in Writing. Any action which may be taken at a meeting of the Board may be taken without a meeting if authorized by a writing or writings signed, or consented to by authenticated electronic communication, by all of the directors. Any such action, other than an action requiring shareholder approval, also may be taken by written action signed, or consented to by authenticated electronic communication, by the number of directors that would be required to take such action at a meeting of the Board at which all directors were present. The written action is effective when signed, or consented to by authenticated electronic communication, by the required number of directors, unless a different effective time is provided in the written action. When written action is taken by less than all directors, all directors shall be notified immediately of its text and effective date.
Section 2.7.    Electronic Communications. Any action which may be taken at a meeting of the Board may be taken by means of conference telephone, or if authorized by the Board, by any other means of remote communication, by means of which all persons participating in the meeting can hear each other, with the same effect as though all such persons were present in person at such meeting. Participation in a meeting by any such means constitutes presence in person at the meeting.
Section 2.8.    Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.
Section 2.9.    Committees.
(a)    A resolution approved by the affirmative vote of a majority of the Board may establish committees having the authority of the Board in the management of the business of the Corporation to the extent provided in the resolution. Committees shall be subject at all times to the direction and control of the Board, except as provided in paragraph (f) of this Bylaw or as otherwise provided by law.

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(b)    A committee shall consist of one or more natural persons, who need not be directors, appointed by affirmative vote of a majority of the directors present at a duly held Board meeting.
(c)    Sections 2.1 through 2.8 apply to committees and members of committees to the same extent as those sections apply to the Board and directors.
(d)    Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director.
(e)    Unless otherwise provided in the resolution of the Board establishing the committee, a committee may create one or more subcommittees, each consisting of one or more members of the committee, and may delegate to a subcommittee any or all of the authority of the committee. In these Bylaws, unless the language or context clearly indicates that a different meaning is intended, any reference to a committee is deemed to include a subcommittee, and any reference to a committee member is deemed to include a subcommittee member.
(f)    The Board may establish a committee composed of one or more independent directors or other independent persons to consider legal rights or remedies of the Corporation and whether those rights and remedies should be pursued.
Section 2.10.    Chair of the Board. The Board may elect or appoint from its members a Chair of the Board who shall preside at all meetings of shareholders and of the Board, shall make reports to the Board and shareholders, and shall have such other authority and perform such other duties as the Board may from time to time determine.
Article III
Officers
Section 3.1.    Number and Designation. The Corporation shall have one or more natural persons exercising the functions of the offices of Chief Executive Officer and Chief Financial Officer, who shall be elected or appointed by the Board. The Board or Chief Executive Officer may elect or appoint such other officers or agents as deemed necessary for the operation and management of the Corporation, with such powers, rights, duties and responsibilities as may be determined by the Board or the Chief Executive Officer, including, without limitation, a President, one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries, and one or more Assistant Treasurers, provided that the election or appointment of any executive officer shall require approval by the Board. Any of the offices or functions of those offices may be held by the same person.
Section 3.2.    Chief Executive Officer. Unless otherwise determined by the Board, the Chief Executive Officer shall have general active management of the business of the Corporation, shall see that all orders and resolutions of the Board are carried into effect, and shall perform such other duties as the Board may from time to time determine.
Section 3.3.    President. Unless otherwise determined by the Board, the Chief Executive Officer shall be the President of the Corporation. If a person other than the Chief Executive Officer is designated as President, the President shall perform such duties as the Board or the Chief Executive Officer may from time to time determine.
Section 3.4.    Chief Financial Officer. Unless otherwise determined by the Board, the Chief Financial Officer shall keep accurate financial records for the Corporation, shall render to the Chief Executive Officer and the Board, whenever requested, an account of the financial

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condition of the Corporation, and shall perform such other duties as the Board or the Chief Executive Officer may from time to time determine.
Section 3.5.    Vice Presidents. Any one or more of the Vice Presidents may be designated by the Board or, to the extent permitted by law, the Chief Executive Officer as an Executive or Senior Vice President, and each Vice President shall have such authority and perform such duties as the Board or the Chief Executive Officer may from time to time determine.
Section 3.6.    Secretary. Unless otherwise determined by the Board, the Secretary shall issue notices for all meetings, except as otherwise provided for in these Bylaws, and the Secretary shall keep minutes of all meetings, have charge of the seal and the corporate books, and make such reports and perform the other duties incident to that office, and shall have such other authority and perform such other duties as the Board or the Chief Executive Officer may from time to time determine.
Section 3.7.    Treasurer. The Treasurer shall perform such duties as the Board, the Chief Executive Officer, or the Chief Financial Officer may from time to time determine.
Section 3.8.    Term of Office. The officers of the Corporation shall hold office until their respective successors are elected or appointed or until their earlier resignation, death or removal. Any officer elected or appointed by the Board may be removed at any time, with or without cause, by the Board or, except in the case of the Chief Executive Officer, Chief Financial Officer and any other executive officer, by the Chief Executive Officer.
Section 3.9.    Vacancies. Vacancies in any office or designation arising from any cause may be filled by the directors or, to the extent permitted by law, the Chief Executive Officer.
Section 3.10.    Delegation; Execution of Instruments.
(a)    Unless prohibited by the Board, an officer may, without the approval of the Board, delegate some or all of the duties and powers of his or her office to other persons.
(b)    All contracts, deeds, mortgages, notes, checks, conveyances, releases of mortgages and other instruments shall be signed on behalf of the Corporation by the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, or any Vice President, or by such other person or persons pursuant to delegated authority or as may be designated or authorized from time to time by the Board or by the Chief Executive Officer.
Article IV
Indemnification and Insurance
The Corporation shall indemnify its officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by Minnesota Statutes, Section 302A.521, as amended from time to time, or as required or permitted by other provisions of law. The Corporation may purchase and maintain insurance on behalf of any person in such person’s official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Corporation would otherwise be required to indemnify the person against the liability.

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Article V
Certificated and Uncertificated Stock
The shares of the Corporation shall be either certificated shares or uncertificated shares. Each holder of duly issued certificated shares is entitled to a certificate of shares. The Corporation may determine that some or all of any or all classes and series of the shares of the Corporation will be uncertificated shares. Any such determination shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation.
Article VI
Fiscal Year
The fiscal year of this Corporation shall begin on the next day following the last Saturday in August of any year and end on the last Saturday in August of the succeeding year.
Article VII
Amendments
These Bylaws may be altered, amended, added to, or repealed by the affirmative vote of a majority of the members of the Board at any regular meeting of the Board, or at any special meeting of the Board called for that purpose, subject to the power of the shareholders to change or repeal such Bylaws and subject to any other limitations on such authority of the Board provided by the Minnesota Business Corporation Act.
Effective: August 15, 2023

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